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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the drkoop.com, Inc. 2000 Non-Qualified Stock Option Plan of our report dated March 30, 2000 with respect to the consolidated financial statements and schedule of drkoop.com, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission on March 30, 2000.


/s/  PricewaterhouseCoopers LLP

Austin, Texas
November 13, 2000

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